UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2012

THERAPEUTICSMD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-16731	87-0233535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL  33487
 (Address of principal executive offices and Zip Code)

(561) 961-1911
 (Registrant’s telephone number, including area code)

N/A
(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page
SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 (d) Exhibits	4

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OFDIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Change in Officers and Directors

On May 16, 2012, the Board of Directors of TherapeuticsMD, Inc. (the "Company"), elected Tommy G. Thompson to serve as a member of its Board of Directors and also named him as Chairman upon the resignation of Robert G. Finizio. Robert G. Finizio, former Chairman of the Board, will continue to serve in his capacity as director and Chief Executive Officer of the Company.  Thompson will serve until the Company's next Annual Meeting of Shareholders or until his successor is duly elected and qualified. There are no arrangements or understandings between the Company and Secretary Thompson or any other person pursuant to which Secretary Thompson was selected as Chairman.

As the former Secretary of the U.S. Department of Health & Human Services Secretary ("HHS") from February 2001 to January 2005, Secretary Thompson served as the nation’s leading advocate for the health and welfare of all Americans.  He worked to modernize and add prescription drug coverage to Medicare for the first time in the program’s history.  A leading advocate of welfare reform, Secretary Thompson focused on expanding services to seniors, people with disabilities, and low-income Americans. Additionally, he is recognized for his contributions to the U.S. response to the threat of bioterrorism and for his leadership in the fight against HIV/AIDS in the United States and abroad.

Secretary Thompson is the former Independent Chairman of the Deloitte Center for Health Solutions and is a former partner of the international law firm of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”).  At the Deloitte Center for Health Solutions and at Akin Gump, Secretary Thompson built on his efforts at HHS to develop solutions to the health care challenges facing American families, businesses, communities, states and the nation as a whole. These efforts focus on improving the use of information technology in hospitals and doctors’ offices, promoting healthier lifestyles, strengthening and modernizing Medicare and Medicaid, and expanding the use of medical diplomacy around the world.

As the Governor of Wisconsin from January 1987 to February 2001, Secretary Thompson was perhaps best known for his efforts to revitalize the Wisconsin economy, for his national leadership on welfare reform, and for his work in expanding healthcare access across all segments of society. He has received numerous awards for his public service, including the Anti-Defamation League’s Distinguished Public Service Award, Governing Magazine’s Public Official of the Year Award, and the Horatio Alger Award, which is awarded annually to "dedicated community leaders who demonstrate individual initiative and commitment to excellence—as exemplified by remarkable achievements accomplished through honesty, hard work, self-reliance, and perseverance."

Secretary Thompson's experience in public service, in particularly his services and knowledge related to the healthcare industry as a whole, makes him well-suited to be a director of the Company.  He received both his B.S. and his J.D. from the University of Wisconsin-Madison. Secretary Thompson also serves as Chairman of CareView Communications, Inc. [OTCQB: CRVW], and serves as a member of the board of directors for C. R. Bard, Inc. [NYSE:  BCR], Centene Corporation [NYSE: CNC], United Therapeutics Corporation [NASDAQ: UTHR], and Cytori Therapeutics, Inc. [NASDAQ:  CYTX].

During the past five years, Secretary Thompson has not been involved in any of the following: (1) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 (d)         Exhibits:

Exh. No.	Date	Document

10.0	May 16, 2012	Press Release Announcing Thompson as Chairman*
____________________________
 *   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2012	THERAPEUTICSMD, INC.

	By:	/s/ Robert G. Finizio
	Name:	Robert G. Finizio
	Title:	Chief Executive Officer